UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2015

VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 North Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2015, Ventas, Inc. (the “Company”) and Todd W. Lillibridge, the Company’s Executive Vice President, Medical Property Operations and President and Chief Executive Officer of Lillibridge Healthcare Services, Inc. (“LHS”), entered into an Employee Protection and Noncompetition Agreement (the “Agreement”), effective as of July 1, 2015. The Agreement, which is perpetual, supersedes the Employment Agreement between the Company and Mr. Lillibridge dated June 22, 2010, which expires pursuant to its terms on July 1, 2015.
The Agreement recognizes Mr. Lillibridge’s strong performance, reflects the Company’s deep and experienced Executive Leadership Team and highlights the Company’s continued focus on corporate governance best practices. Since its acquisition of LHS in July 2010, and under Mr. Lillibridge’s strong leadership, the Company has grown five times and is a leading owner of medical office buildings in the U.S. The Company now owns and/or manages nearly 24 million square feet of medical office and outpatient facilities nationally and has extensive relationships with hospital and health system clients.
The Agreement provides that, if Mr. Lillibridge’s employment is terminated by the Company without cause or by him for good reason, he is entitled to a lump sum payment equal to (i) his annual base salary plus maximum annual cash incentive award for the year of termination or (ii) if such termination occurs within one year following a change in control, two and one-half times the sum of his annual base salary plus target annual cash incentive award for the year of termination, in each case not to exceed $3 million, as adjusted annually to reflect increases in the Consumer Price Index. Upon termination of Mr. Lillibridge’s employment without cause or by him for good reason, Mr. Lillibridge is also entitled to continuation of benefits (or a benefit stipend) for one year (or two years if such termination occurs within one year following a change in control). The Agreement subjects Mr. Lillibridge to noncompetition, nonsolicitiation and noninterference restrictions for a period of one year, as well as certain confidentiality and nondisparagement restrictions, upon termination of Mr. Lillibridge’s employment for any reason.
The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d)	Exhibits:

Exhibit Number	Description
10.1	Employee Protection and Noncompetition Agreement between the Company and Todd W. Lillibridge dated June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: June 22, 2015            By: /s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employee Protection and Noncompetition Agreement between the Company and Todd W. Lillibridge dated June 17, 2015.